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                                                                    EXHIBIT 23.2

                [LOGO OF R. T. GARCIA & CO. INC. APPEARS HERE]





                              September 14, 1995


     We do hereby grant consent to Bellwether Exploration Company for the reference to, or the inclusion of, our Reserve Reports for Associated Gas Resources, Inc. for the fiscal years ending June 30th 1995, June 30th 1994 and June 30th 1993, in the Bellwether Exploration Company Form 10-K annual reports.



                                                R. T. GARCIA & CO., INC.


                                                /s/ Raymond T. Garcia, P.E.
                                                    Raymond T. Garcia, P.E.
                                                    President